As filed with the Securities and Exchange Commission on January 2, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Fifth Street Finance Corp.
(Exact name of registrant as specified in its charter)

Delaware	26-1219283
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

White Plains Plaza 445 Hamilton Avenue, Suite 1206 White Plains, NY	10601
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-146743

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered

The securities to be registered hereby are shares of common stock, par value $0.01 per share, of Fifth Street Finance Corp. (the “Company”).  The description of the shares of common stock contained in the section entitled “Description of Our Securities” in the Prospectus included in the Company’s Registration Statement on Form N-2 (File No. 333-146743), filed with the Securities and Exchange Commission on October 16, 2007, (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits

3.1	Restated Certificate of Incorporation of Fifth Street Finance Corp.

3.2	Amended and Restated By-Laws of Fifth Street Finance Corp.

4.1	Specimen Common Stock Certificate.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:       January 2, 2008

FIFTH STREET FINANCE CORP.

By:	/s/ William H. Craig
Name:	William H. Craig
Title:	Chief Financial Officer